EXHIBIT 23(a)

[LOGO OMITTED]      WEINICK
                    -------
                      SANDERS                                      1375 BROADWAY
                        LEVENTHAL & CO., LLP           NEW YORK, N.Y. 10018-7010
                       ---------------------------------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS              212-869-3333
                                                               FAX: 212-764-3060
                       WWW.WSLCO.COM

                 CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP
                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)

         We consent to the use in Post-Effective Amendment No. 2 to the Registration Statement of MedStrong International Corporation on Form SB-2, SEC File 333-57468, under the Securities Act of 1933 of our report dated April 8, 2004 and to the reference to our firm under the heading "Experts" in the Prospectus.

                                        /s/ WEINICK SANDERS LEVENTHAL & CO., LLP

       New York, New York
       June 14, 2004